SERVICES ACQUISITION CORP. INTERNATIONAL

THIS PROXY IS BEING SOLICITED BY SERVICES ACQUISITION CORP. INTERNATIONAL’S
BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated November 8, 2006, in connection with the Special Meeting to be held at 10:00 a.m. on November 28, 2006 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., located at the Chrysler Center, 666 Third Avenue, 25th Floor, New York, New York, and hereby appoints Steven R. Berrard and Thomas E. Aucamp, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Services Acquisition Corp. International registered in the name provided herein, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER WITH JAMBA JUICE COMPANY, THE APPROVAL OF THE PRIVATE PLACEMENT FINANCING, THE APPROVAL OF THE 2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN AND THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

1.         Proposal to approve the merger with Jamba Juice Company, a California corporation, pursuant to the Agreement and Plan of Merger, dated as of March 10, 2006, as amended, by and among Services Acquisition Corp. International (SACI), JJC Acquisition Company and Jamba Juice Company, and the transactions contemplated by the Agreement and Plan of Merger, whereby SACI will acquire all of the outstanding securities of Jamba Juice Company. Only if you voted ‘‘AGAINST’’ Proposal Number 1 and you hold shares of SACI common stock issued in the SACI initial public offering, you may exercise your conversion rights and demand that SACI convert your shares of common stock onto a pro rata portion of the trust account by marking the ‘‘Exercise Conversion Rights’’ box below. If you exercise your conversion rights, then you will be exchanging your shares of SACI common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and the tender of your stock certificate to the combined company.

[    ] FOR         [    ] AGAINST         [    ] ABSTAIN

EXERCISE CONVERSION RIGHTS:  [    ]

2.         Proposal to approve the issuance of 30,879,999 shares of common stock in a private placement financing for the purpose of raising an aggregate of approximately $231,600,000, substantially all of which will be used as a portion of the consideration required to merge with Jamba Juice Company, as well as for working capital and expansion capital.

[    ] FOR         [    ] AGAINST         [    ] ABSTAIN

3.         Proposal to approve the adoption of the SACI 2006 Employee, Director and Consultant Stock Plan (the ‘‘Plan’’), pursuant to which SACI will reserve up to 5,000,000 shares of common stock for issuance pursuant to the Plan.

[    ] FOR         [    ] AGAINST         [    ] ABSTAIN

4.    Proposal to approve an amendment to SACI’s amended and restated certificate of incorporation to (i) increase the number of authorized shares of common stock from 70,000,000 shares to 150,000,000 shares, which, when taking into account the number of preferred shares currently authorized, will result in an increase of the total number of authorized shares of capital stock from 71,000,000 to 151,000,000 and (ii) change SACI’s name from ‘‘Services Acquisition Corp. International’’ to ‘‘Jamba, Inc.’’

[    ] FOR         [    ] AGAINST         [    ] ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SERVICES ACQUISITION CORP. INTERNATIONAL

Special Meeting of Stockholders

November 28, 2006

Please date, sign and mail your proxy card as soon as possible.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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